VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (the “Agreement”) is entered into in Laiyang City, Shandong Province, People’s Republic of China (“PRC” or “China”) as of June 10, 2009 by and among Shangdong MeiKeFuBang Food Limited  (“Party A”), Shangdong Longkang Juice Co., Ltd (the “Company” or “Party B”), and the undersigned shareholders of Party B (the “Shareholders”).  Party A, Party B and the Shareholders are each referred to in this Agreement as a “Party” and collectively as the “Parties.”

RECITALS

1.           Party B is engaged in the business of the production, processing, and sale of juice, soft drink, fruit-wine, dairy products, meat, food, farm products (expired on October 21, 2011); import and export business (excluding the restricted or prohibited products and technology ).  Party A has the expertise in consulting, and Party A has entered into a series of agreements with Party B to provide Party B with various consulting services.

2.           The Shareholders are shareholders of the Company, each legally holding such amount of equity interest of the Company as set forth on the signature page of this Agreement and collectively holding 100% of the issued and outstanding equity interests of the Company (collectively the “Equity Interest”).

3.           The Shareholders desire to grant to Party A a proxy to vote the Equity Interest for the maximum period of time permitted by law in consideration of good and valuable consideration, the receipt of which is hereby acknowledged and agreed by Party A.

NOW THEREFORE, the Parties agree as follows:

1.           The Shareholders hereby agree to irrevocably grant and entrust Party A, for the maximum period of time permitted by law, with all of their voting rights as shareholders of the Company.  Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of the Company.

2.           Party A may establish and amend rules to govern how Party A shall exercise the powers granted by the Shareholders herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize the exercise of the voting rights granted by the Shareholders, and Party A shall only proceed in accordance with such rules.

3.           The Shareholders shall not transfer or cause to be transferred the Equity Interest to any party (other than Party A or such designee of Party A).  Each Shareholder acknowledges that it will continue to perform its obligations under this Proxy Agreement even if one or more of other Shareholders no longer holds any part of the Equity Interest.

4.           This Proxy Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party’s action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party’s duly authorized representatives.  This Agreement shall take effect upon the execution of this Agreement.

5.           Each Shareholder represents and warrants to Party A that such Shareholder owns such amount of the Equity Interest as set forth next to its name on the signature page below, free and clear of all liens and encumbrances, and such Shareholder has not granted to any party, other than Party A, a power of attorney or proxy over any of such amount of the Equity Interest or any of such Shareholder’s rights as a shareholder of Company.  Each Shareholder further represents and warrants that the execution and delivery of this Agreement by such Shareholder shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Shareholder.

6.           This Agreement may not be terminated without the unanimous consent of all Parties, except that Party A may, by giving a thirty (30) day prior written notice to the Shareholders, terminate this Agreement. , with or without cause

7.           Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

8.           The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.

9.           This Agreement shall be executed in seven (7) duplicate originals in English, and each Party shall receive one (1) duplicate original, each of which shall be equally valid.

10.         The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations.  If the Parties cannot reach a settlement within 45 days following the negotiations, the dispute shall be submitted to be determined by arbitration through China International Economic and Trade Arbitration Commission (“CIETAC”) in accordance with CIETAC arbitration rules. The arbitration shall be conducted in Beijing in English. The determination of CIETAC shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

Proxy Agreement
shandong longkang juice

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Shangdong MeiKeFuBang Food Limited

Legal/Authorized Representative: ____________________
Name: JIANG Zhide
Title: Executive Director

PARTY B:	Shangdong Longkang Juice Co., Ltd

Legal/Authorized Representative: ____________________
Name: JIANG Zhide
Title: Chairman of the Board of Directors

Proxy Agreement
shandong longkang juice

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

SHAREHOLDERS OF PARTY B:

JIANG Zhide
ID Card No.: 370682195611231611
Owns 60% of Shangdong Longkang Juice Co., Ltd

DING Xueying
ID Card No.: 370682195505281674
Owns 10% of Shangdong Longkang Juice Co., Ltd

CHU Xichang
ID Card No.: 370682195404071619
Owns 10% of Shangdong Longkang Juice Co., Ltd

DONG Weidong
ID Card No.: 370682630906161
Owns 10% of Shangdong Longkang Juice Co., Ltd

LV Fengqing
ID Card No.: 37068219681122164X
Owns 10% of Shangdong Longkang Juice Co., Ltd

Proxy Agreement
shandong longkang juice